UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 8, 2007

                          SUMMIT GLOBAL LOGISTICS, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                     000-51091               20-0781155
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                   Identification Number)


       ONE MEADOWLANDS PLAZA, 11TH FLOOR
          EAST RUTHERFORD, NEW JERSEY                             07073
   (Address of Principal Executive Offices)                     (Zip Code)

                                1 (201) 806-3700
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.04

We entered into registration rights agreements in connection with our senior secured note and common stock financings on November 8, 2006. These agreements were amended on May 21, 2007 in connection with a restructuring of such notes ("Agreements"). Pursuant to these Agreements, we were required to file our amended registration statement by June 20, 2007 under the Securities Act of 1933, as amended (the "Act"), with respect to certain shares of our common stock. This registration statement ("Registration Statement") was filed on a timely basis in compliance with the Agreements. The Agreements also required us to cause the Registration Statement to be effective under the Act by September 18, 2007. The Registration Statement is not yet effective under the Act.

Under the terms of the Agreements, we are required to pay liquidated damages in the event that the Registration Statement was not declared effective under the Act on or before September 18, 2007. Such payment is a percentage of the aggregate amount invested: one percent (1%) per month ($1.2 million), prorated on a daily basis for the first 30 days after September 18, 2007, and two percent (2%) per month ($2.4 million), prorated on a daily basis for each thirty day period thereafter, subject to a 10% aggregate limit ($11.8 million). Our failure to cause the Registration Statement to be declared effective under the Act by the prescribed date also constitutes an event of default under the credit documents with the note holders and our senior secured lenders (by virtue of cross default provisions).

As of October 12, 2007, we have incurred aggregate penalties of approximately $950,000, and we are currently incurring a penalty in the aggregate of approximately $39,000 a day as of September 18, 2007, increasing to approximately $78,000 a day, beginning October 19, 2007. We will continue to incur this penalty until such time as the Registration Statement is declared effective, subject to the $11.8 million aggregate cap.

We are currently preparing to file an amendment to our Registration Statement in response to the SEC comments, with a view to having declared effective as soon as practicable, thereby mitigating the impact on our financial results.

Since we are in default under the terms of the agreements with our note holders and senior lenders, it is possible that our indebtedness could be accelerated and our assets foreclosed upon. However, we are currently in negotiation with the senior secured convertible note holders concerning a revision of the financial covenants contained in the operative agreements and issues related to liquidated damages pertaining to the date of effectiveness of the Registration Statement. We are also in negotiations with our senior secured lenders regarding a revision of the financial covenants contained in our agreements with such lenders. There can be no assurance as to the outcome of these negotiations. Failure to achieve a waiver of these defaults, settlement of the liquidated damages, or a reset of our financial covenants will have a material adverse effect on our business, results of operations and financial condition.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Summit Global Logistics, Inc.
Date: October 12, 2007

/s/ Robert Agresti
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Robert Agresti, Chief Executive Officer